PROMISSORY NOTE

$150,000.00 July 3, 2007 Corunna, Michigan

FOR VALUE RECEIVED, Liberty Renewable Fuels LLC, a Delaware company with Federal Tax ID #20-5284919 ("**Maker**"), hereby promises to pay to the order of Mathew Dutcher, an individual and current Manager on the Board of Managers of Liberty Renewable Fuels LLC with a personal Social Security Number of or Tax Identification Number of ________________ ("**Payee**"), the principal sum of One-hundred fifty thousand dollar and no cents ($150,000.00), together with interest thereon from time to time remaining unpaid at the rate hereinafter provided.

Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall be payable at the rate of twenty percent (20 %) per annum. ~~In addition~~, the Maker shall pay to Payee a five percent (5%) fee over the first three months of said term. Principal payments, in addition to interest on all unpaid principal hereunder as specified above and such fee, shall be due and payable in full commencing on the earlier of financial close or one year from note date, July 3, 2008. If the date for any amount due hereunder should fall on a Saturday, Sunday or public holiday on which commercial banks in Michigan are permitted or required by law to be closed, the time for such payment shall be automatically extended to the next business day.

It being the intention of the parties hereto to conform strictly to the applicable usury laws, all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of money hereunder or otherwise, exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof or of any mortgage, loan agreement, or other document evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if Payee shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness of Maker to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. The provisions of this paragraph shall control all agreements between Maker and Payee.

Maker shall have the right to prepay this Note in whole or in part at any time without premium or penalty, and in any such event Exhibit "A" hereto shall be revised to reflect such prepayment hereunder. Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal balance of this Note in such order and manner as Payee deems appropriate.

All past due principal and interest on this Note shall bear interest at the lesser of twenty percent (20%) per annum or the highest lawful rate. All sums called for, payable, or to be paid hereunder shall be paid in lawful money of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

It is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay all reasonable attorney's fees and expenses, court costs and collection costs incurred by the Payee.

Maker hereby waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party. All rights and remedies provided for in this Note and any other loan document, if any, are cumulative of each other and of any and all other rights and remedies existing at law or in equity. The resort to any right or remedy provided for hereunder or under any other such loan documents or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. No single or partial exercise by the holder hereof of right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

This Note may not be assigned to any other person or entity without the prior written consent of Payee. Any attempted transfer or assignment of this Note in violation of the terms specified in herein shall be void *ab initio*.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF MICHIGAN, U.S.A., AND MAKER IRREVOCABLY CONSENTS TO THE JURISDICTION OF STATE COURTS SITTING IN MICHIGAN FOR ANY DISPUTE ARISING UNDER OR IN RELATION TO THIS AGREEMENT OR THE NOTE. THIS NOTE REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date and year first above written.

MAKER:

Liberty Renewable Fuels LLC
a Delaware Company
By: Thomas E Rumford
Printed Name: Thomas E. Rumford Jr
Title: Secr. /Treas.